UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin		53051
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 8.01  Other Events

As previously announced, Kevin Mansell will retire as the Chairman of the Board, Chief Executive Officer and President and as a director of the Company effective as of the close of the Company’s May 16, 2018 Annual Meeting of Shareholders (the “2018 Meeting”) or any adjournment of the 2018 Meeting.

On May 9, 2018, the Board appointed Frank V. Sica as the Chairman of the Board effective as of the close of the 2018 Meeting or any adjournment of the 2018 Meeting.  In his capacity as Chairman of the Board, Mr. Sica will receive additional annual cash and equity retainer fees of $100,000 each.  The Board has affirmatively determined that Mr. Sica is independent.  At the effective time of Mr. Sica’s appointment as Chairman of the Board, Stephen E. Watson will step down from his role as Lead Director and that position will remain vacant so long as an independent director serves as Chairman of the Board.  Mr. Watson will continue to serve as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2018	KOHL’S CORPORATION

By: /s/ Jason J. Kelroy Jason J. Kelroy Executive Vice President, General Counsel and Secretary